UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2023

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2023, Monro, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Employment Agreement between the Company and Matt Henson. The Amendment became effective as of May 11, 2022. Under the terms of the Amendment, Section 3.2 was amended and restated in its entirety to adjust the percentages applied in the calculation of Mr. Henson’s annual bonus to bring them in-line with other executive vice president-level executives at the Company. Specifically, Mr. Henson will receive an annual bonus of 30% of his base salary if the Company achieves its threshold performance level, 60% of his base salary if the Company achieves its target performance level, and up to a maximum of 90% of his base salary if the Company exceeds the performance targets set by the Compensation Committee of the Board of Directors (the “Committee”) with respect to any particular fiscal year by amounts to be determined by the Committee.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.72a to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.72a	Amendment to Employment Agreement by and between the Company and Matt Henson, dated July 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

July 12, 2023	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President - Chief Legal Officer and
Secretary